UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 9, 2020

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement.

Credit Agreement Amendment

On June 9, 2020, Contango Oil & Gas Company (the “Company”) entered into the Second Amendment (the “Credit Agreement Amendment”) to its Credit Agreement, dated as of September 17, 2019, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto. The Credit Agreement Amendment provides for, among other things, (i) a fifty (50) basis point increase in the applicable margin at each level of the borrowing base utilization-based pricing grid, (ii) a reduction of the borrowing base to $95.0 million on the effective date of the Credit Agreement Amendment, as well as further $10.0 million automatic borrowing base reductions on each of June 30, 2020 and September 30, 2020, (iii) the suspension of testing the current ratio financial covenant until the fiscal quarter ending March 31, 2022, (iv) the implementation of an accounts payable aging covenant that prohibits the Company’s accounts payable from remaining outstanding for longer than 90 days (subject to certain exceptions), (v) the implementation of certain anti-cash hoarding provisions, including a weekly mandatory prepayment requirement with respect to a consolidated cash balance in excess of $5.0 million and a condition precedent to borrowing, (vi) an increase in the minimum mortgaged total value of proved borrowing base properties from 85% to 90%, (vii) certain reporting and delivery requirements in connection with the anti-cash hoarding provisions and accounts payable covenant, (viii) certain modifications to the Company’s minimum hedging covenant favorable to the Company and (ix) certain other administrative changes to reflect the administrative agent’s policies on EEA and UK bail-in provisions. As of March 31, 2020, the Company had approximately $82.768 million outstanding under the Credit Agreement and $1.881 million in an outstanding letter of credit.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to such Credit Agreement Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On June 15, 2020, the Company issued a press release announcing certain operational updates, including the company’s first quarter 2020 production. A copy of the press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 2.02 in this report on Form 8-K (including the press release attached as Exhibit 99.1 incorporated by reference in this report) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Credit Agreement Amendment set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Second Amendment to Credit Agreement, dated June 9, 2020, by and among Contango Oil & Gas Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto.

99.1	Press Release dated June 15, 2020.

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: June 15, 2020	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and
Chief Financial and Accounting Officer